UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2011

Cooper Tire & Rubber Company

__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04329	344297750
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio		45840
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		419-423-1321

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item   5.07  Submission of Matters to a Vote of Security Holders.

  Cooper Tire & Rubber Company (the “Company”) held its Annual Meeting of Stockholders on May 6, 2011 (the “Annual Meeting”).  The following are the final voting results on proposals considered and voted upon by stockholders at the Annual Meeting, all of which are described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed March 22, 2011.

 1.  The following individuals were elected to serve as directors for a term expiring at the next Annual Meeting of Stockholders in 2012.  The voting results were as follows:

NOMINEE	VOTES FOR	VOTES WITHHOLD	BROKER NON-VOTES
Steven M. Chapman Richard L. Wambold	26,873,640 51,443,389	26,146,451 1,576,702	5,181,590 5,181,590

2.   Ernst & Young LLP was ratified as the Company's independent registered public accounting firm for the year ending December 31, 2011.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
46,460,824	11,686,867	53,990

3.   The non-binding advisory resolution on the Company's executive compensation was approved.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
48,121,695	4,138,428	759,968	5,181,590

4.   The Stockholders approved, by a non-binding advisory vote, the holding of an advisory vote on executive compensation every year.  The voting results were as follows:

EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	VOTES ABSTAINED	BROKER NON-VOTES
45,810,804	277,334	5,960,800	971,153	5,181,590

In accordance with the voting results concerning this proposal, the Company’s Board of Directors determined on May 6, 2011 that the Company will hold an annual advisory vote on executive compensation until the next vote on the frequency of such advisory vote of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Tire & Rubber Company

May 10, 2011	By:	/s/Jack Jay McCracken

Name: Jack Jay McCracken
Title: Assistant Secretary